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                 CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 11, 1995, in this Registration Statement (Form N-1A 33-27131) of Alliance Short-Term Multi-Market Trust, Inc.


                                       ERNST & YOUNG LLP


New York, New York
February 26, 1996




































00250181/AN6